UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

December 9, 2016
Date of Report (Date of earliest event reported)

SONIC CORP.
(Exact name of registrant as specified in its charter)

Delaware	0-18859	73-1371046
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer Identification No.)
incorporation or organization)

300 Johnny Bench Drive	73104
Oklahoma City, Oklahoma	(Zip Code)
(Address of Principal Executive Offices)

(405) 225-5000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02    Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers
On December 9, 2016, Sonic Corp. (the “Company”) announced Harold Ceron will step down as President of the Company’s restaurant operating subsidiary, Sonic Restaurants, Inc. (“SRI”), to assume a new position in the Company. Christina D. Vaughan will assume the position of President of SRI. Mr. Ceron and Ms. Vaughan will assume their new positions effective January 1, 2017.

Ms. Vaughan, age 41, joined the Company in 2002 and has served in various positions of increasing responsibility, most recently serving as Vice President of Franchise Operations of Sonic Industries Services Inc. (“SISI”) since August 2015. Ms. Vaughan served as SISI’s Vice President of Market Strategies from November 2012 to August 2015. She served as a Regional Vice President for SISI from May 2010 until November 2012.

Contingent on Board approval at the next quarterly Board meeting, the Company will enter into an employment agreement with Ms. Vaughan on similar terms as entered into with the Company’s other executive officers, as described in the Company’s proxy statement. Ms. Vaughan also participates in the Company’s short-term and long-term incentive compensation programs offered to the Company’s executive officers.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGISTRANT:

SONIC CORP.

Date: December 12, 2016	By: /s/ Claudia S. San Pedro
Claudia S. San Pedro,
Executive Vice President and Chief Financial Officer